UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2026
Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street
Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

781-222-6000
(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, the Company announced the appointment of Glenn Coleman as its Corporate Executive Vice President and Chief Financial Officer. Mr. Coleman will join the company with a tentative start date of April 6, 2026.

Mr. Coleman, 58, will join Charles River with over 30 years of strong financial and operational management experience, including more than a decade of senior leadership roles in the healthcare sector. Most recently since 2024, Mr. Coleman has been serving as Chief Financial Officer and Chief Administrative Officer of Premier, Inc., a $1-billion healthcare services business. Prior to this role, he was the CFO of two public companies, DENTSPLY SIRONA Inc. and Integra Life Sciences Holdings Corporation. Mr. Coleman served as Executive Vice President and CFO at DENSTPLY from 2022 to 2024. Prior to DENTSPLY, he held operational and financial leadership positions at Integra Life Sciences from 2014 to 2022, including as Executive Vice President and Chief Operating Officer from 2019 to 2022, and previously as CFO and Corporate Vice President, International. In addition to overseeing its Finance department as CFO, as Integra’s COO, Mr. Coleman led operations and most of its talent force, including clinical, research and development, manufacturing, and quality functions while also leading the international team. Prior to Integra, Mr. Coleman spent 25 years in financial management positions with leading global manufacturing and telecommunications businesses, including Curtiss-Wright Corporation and Alcatel-Lucent, and began his career at PricewaterhouseCoopers LLP (formerly Coopers & Lybrand). Mr. Coleman holds a Bachelor of Science degree in Business Administration from Montclair State University and is a Certified Public Accountant.

The Company entered into an at-will employment offer letter with Mr. Coleman (the “Offer Letter”) that provides for the following material compensation terms:

•	Base Salary: Base compensation of $800,000 annually. Beginning in 2026, Mr. Coleman will be eligible for future salary increases based on his performance and the Company’s annual salary program design.

•	Bonus: Mr. Coleman will be eligible to participate in the Company’s Executive Incentive Compensation Program, with a targeted bonus equal to 85% of his gross annual base salary for 2026, which will be pro-rated to the date of his hire.

•	Equity: Mr. Coleman will be eligible to receive annual stock awards beginning in May 2026. For 2026, Mr. Coleman will receive an equity award with a grant value of $3,000,000, comprised of: (1) 60% Performance Share Units (PSUs); and (2) 40% Restricted Stock Units (RSUs). Beginning in 2026, Mr. Coleman will be eligible to receive an annual equity award, the terms and conditions of which are commensurate with the awards typically granted to executive officers.

•	One-Time New Hire Cash Award: Mr. Coleman will receive a one-time new hire cash award in the gross amount of $1,875,000. The initial $1,000,000 will be paid six months after his start date, with the remaining $875,000 to be paid after 12 months of employment with the Company.

•	One-Time New Hire Equity Award: Mr. Coleman will be granted a one-time new hire equity award with a grant value of $3,500,000. The award will be structured in the form of RSUs with a vesting period of 25% annually over four years.

The foregoing description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Mr. Coleman and any director or executive officer of the Company and there are no transactions involving the Company that would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Coleman will succeed Michael G. Knell, who assumed the interim Chief Financial Officer role in September 2025. Mr. Knell will continue in his current role as Corporate Senior Vice President and Chief Accounting Officer.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter between Charles River Laboratories, Inc. and Glenn Coleman, dated as of February 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date: February 18, 2026	By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Corporate Senior Vice President,
General Counsel, Corporate Secretary & Chief Compliance Officer